Exhibit 99.2
QUADRANT 4 SYSTEMS CORPORATION
AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The unaudited proforma consolidated statement of operations of Quadrant 4 Systems Corporation (Company) for the year ended December 31, 2010 has been prepared to reflect the acquisition of Quadrant 4 Solutions, Inc., as if the acquisition had occurred on January 1, 2010.  The acquisition actually occurred effective March 1, 2011.This unaudited proforma consolidated results of operations has been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the acquisition at an earlier date or the results that will be attained in the future. The proforma statement of operations should be read in conjunction with the consolidated financial statements of the Company,  as of  December 31, 2010 and for the year then ended, included in Form 10-K for 2010 and the financial statements of Quadrant 4 Solutions, Inc., as of December 31, 2010, included in this Form 8-K .

QUADRANT 4 SYSTEMS CORPORATION
 PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010
(Unaudited)

	QUADRANT 4	QUADRANT 4
	SYSTEMS	SOLUTIONS, INC.
	CORPORATION	(Formerly MGL	Pro Forma		Pro Forma
	AND SUBSIDIARIES	Solutions, Inc.)	Adjustments		Consolidated

Revenue	$15,233,596	$23,904,482	$-		$39,138,078

Cost of revenue	12,883,772	12,210,369	-		25,094,141

Gross profit	2,349,824	11,694,113	-		14,043,937

General and administrative expenses	(900,119)	(1,086,581)			(1,986,700)
Amortization expense	(1,476,141)		(2,620,000)	(a)	(4,096,141)
Write-down of customer lists	(1,500,000)				(1,500,000)
Interest expense - net	(725,566)	-	(827,568)	(b)	(1,553,134)

Operating income (loss)	(2,252,002)	10,607,532	(3,447,568)		4,907,962

Income tax expense			(1,963,185)	( c )	(1,963,185)

Net income (loss)	$(2,252,002)	$10,607,532	$(5,410,753)		$2,944,777

Weighted average common shares - basic and diluted	24,845,602		4,000,000	(d)	28,845,602

Net loss per common share					$0.10

See Notes and Proforma Adjustments to Unaudited Pro Forma Statements of Operations

QUADRANT 4 SYSTEMS CORPORATION
AND SUBSIDIARIES

Notes and Proforma Adjustments to
the Unaudited Proforma Statement of Operations

1.	Acquisition

Effective March 1, 2011, the Company acquired all of the outstanding shares of Quadrant 4 Solutions, Inc. (formerly MGL Solutions, Inc.) (Solutions) and also purchased certain software development resources and assets based in India and assumed certain liabilities associated with those assets.

The aggregate purchase price will be up to $19,000,000, payable as follows:

-	Note payable of $5,000,000 to the seller, payable June 30, 2014:
-	Issuance of 4,000,000 shares of common stock of the Company;
-	Assumption of up to $100,000 of accounts payable and;
-	Contingent earn-out of up to $10,000,000, payable over three years, if earned, as defined.

The Company took control of the assets and operations on March 1, 2011.

The shares were valued at $4,000,000 ($1.00, per share), the purchase price as determined by the parties.

The Company included the operations of Solutions as of the date of control.  The Company recorded the purchase of the Solutions on the purchase method of accounting and allocated the aggregate purchase price over the assets acquired, as follows:

Accounts receivable	$3,172,206
Software technology	3,500,000
Framework software technology	2,100,000
Customer list	8,500,000
Accounts payable and accrued expenses	(2,500,000)
Notes payable	(5,672,206)

Purchase price	$9,100,000

2.	Summary of Significant Accounting Policies

Financial Statements

The accompanying proforma unaudited consolidated statement of operations has been derived from consolidated statement of operations of the Company for the year ended December 31, 2010 as included in Form 10-K for 2010 and from the statement of operations of Solutions for the year ended December 31, 2010 as included in Form 8-K.
Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

3.	Pro Forma Adjustments Related the Acquisition

(a)	Adjustment to reflect the proforma amortization on the acquired intangible assets

(b)	Adjustment to reflect the proforma interest expense on the assumed notes payable

(c)	Adjustment to reflect the proforma income taxes at an effective tax rate of 40% on the proforma operating income

(d)	Adjustment to reflect the proforma issuance of common stock upon the acquisition